Exhibit 99.1

Activision Blizzard, Inc., Announces Private Offering of $1.0 Billion Senior Secured Notes, $1.5 Billion Senior Notes

Santa Monica, California, September 3, 2013—Activision Blizzard, Inc. (NASDAQ: ATVI) today announced that, subject to market and other conditions, Activision Blizzard (the “Company”), plans to offer $1.0 billion aggregate principal amount of senior secured notes due 2020 (the “2020 Notes”), $1.0 billion aggregate principal amount of senior notes due 2021 (the “2021 Notes”) and $500.0 million aggregate principal amount of senior notes due 2023 (the “2023 Notes” and, together with the 2020 Notes and the 2021 Notes, the “Notes”).

The Notes will be general senior obligations of the Company and will be fully and unconditionally guaranteed on a senior basis by certain of the Company’s current U.S. subsidiaries. The 2020 Notes and the related guarantees will be secured by a first-priority security interest in substantially all of the Company’s assets and the assets of each subsidiary guarantor, including but not limited to (a) pledges of all the equity interests held by the Company and each subsidiary guarantor and (b) a first-priority security interest in, and mortgages on, substantially all of the present and after-acquired assets of the Company and each subsidiary guarantor. The 2021 Notes and 2023 Notes and related guarantees will not be secured.

The Company intends to use the net proceeds of the offering, along with cash on hand and proceeds from borrowings under senior secured credit facilities to be entered into concurrently with the completion of this offering, to: (i) finance the consideration to be paid by the Company to Vivendi S.A., a société anonyme organized under the laws of France (and together with its affiliates, “Vivendi”) in connection with stock purchase transactions (the “Transactions”) previously announced among the Company, Vivendi and ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands and acting by ASAC II LLC, its general partner; and (ii) pay the Company’s fees and expenses incurred in connection with the Transactions.  The completion of this offering is conditioned upon the consummation of the Transactions and the closing of the senior secured credit facilities.

The Company plans to offer the Notes and related guarantees in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company plans to offer the Notes and related guarantees within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Activision Blizzard:

Activision Blizzard, Inc. is the world’s largest and most profitable independent interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty®, Skylanders®,World of Warcraft®, StarCraft® and Diablo®. Headquartered in Santa Monica California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, those relating to the proposed offering, the Transactions and the entry into senior secured credit facilities and whether or not the Company will commence or consummate the proposed offering or the other transactions described herein. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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For Information Contact:
Kristin Southey	Maryanne Lataif
SVP of Investor Relations and Treasurer	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com